PRICING SUPPLEMENT NO. 83                                     Rule 424(b)(3)
DATED: November 20, 1997                                    File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:         Floating Rate Notes     Book Entry Notes
$150,000,000              [x]                     [x]

Original Issue Date:      Fixed Rate Notes        Certificated Notes
November 24, 1997         [_]                     [_]

Maturity Date:
November 24, 1998

Option to Extend Maturity:          No  [x]

                                    Yes [_]   Final Maturity Date:


                                               Optional             Optional
                         Redemption            Repayment            Repayment
Redeemable On            Price(s)              Date(s)              Price(s)
-------------            -----------           ----------           ----------

N/A                      N/A                   N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]         Commercial Paper Rate         Minimum Interest Rate: N/A

[_]         Federal Funds Rate            Interest Reset Date(s): *

[_]         Treasury Rate                 Interest Reset Period: Quarterly

[_]         LIBOR Reuters                 Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                    Interest Payment Period: Quarterly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): -0.05%

---------------------------------

*        2/24/98, 5/24/98 and 8/24/98.

**       2/24/98, 5/24/98, 8/24/98, 11/24/98.

***      5.825%

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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